UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 6, 2016
Date of Report (Date of earliest event reported)
_____________________

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
The Annual Meeting (the “Annual Meeting”) of stockholders of Huron Consulting Group Inc. (the “Company”) was held on May 6, 2016, and a total of 20,330,201 shares were present in person or by proxy. At the Annual Meeting, the Company’s stockholders acted upon the following matters: (i) the election of three Class III members of the Board of Directors to serve terms ending at the Company’s 2019 Annual Meeting; (ii) an advisory vote on the approval of the compensation of the Company’s named executive officers; and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The following is a summary of the voting results for each matter presented to stockholders.
Proposal No. 1 - Election of directors.

Name	Shares For	Shares Withheld	Broker Non-Votes
James D. Edwards	18,570,993	112,098	1,647,110
John McCartney	18,575,005	108,086	1,647,110
James H. Roth	18,590,818	92,273	1,647,110
The other members of the Board of Directors whose terms of office continued after the Annual Meeting were: H. Eugene Lockhart, George E. Massaro, John S. Moody, and Debra Zumwalt.
Proposal No. 2 - An advisory vote on the approval of executive compensation.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
18,654,290	23,928	4,873	1,647,110
Proposal No. 3 - To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
20,093,934	234,723	1,544	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	May 9, 2016	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Operating Officer and Chief Financial Officer